EXHIBIT 4.12

                       SUBSCRIPTION AND PURCHASE AGREEMENT


         THIS SUBSCRIPTION AND PURCHASE AGREEMENT (the "Agreement") by and between HEALTHWATCH, INC., a Minnesota corporation (the "Company"), and PAUL HARRISON ENTERPRISES, INC., a Georgia corporation (the "Investor").

         In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Company and the Investor mutually agree as follows:


                                    ARTICLE 1

                            DESCRIPTION OF FINANCING

         1.1 AUTHORIZATION OF THE SHARES. The Company has authorized the issuance and sale of 2,000,000 shares of its Common Stock (the "HW Shares"), for 500,000 shares of Halis, Inc., a Georgia corporation ("Halis"), common stock (the "Halis Shares"). In addition to the HW Shares to be acquired at the Closing (as hereinafter defined), the Company has granted to Investor the right and option (the "Option") described in Article 7 hereof to exchange up to an additional 400,000 shares of Halis Common Stock for up to an additional 1,600,000 shares of the Company's Common Stock. The additional shares of the Company's Common Stock to be exchanged for the additional shares of Halis Common Stock are herein referred to as the "Option Shares."

         1.2 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, the Company agrees to sell the HW Shares to Investor for the Halis Shares, and Investor agrees to purchase the HW Shares by the delivery and transfer to the Company of the Halis Shares.

         1.3 CLOSING. Closing of the purchase and sale of the HW Shares shall take place by mail or facsimile as soon as possible after the date hereof. At the Closing, Investor shall deliver to the Company in payment for the HW Shares one or more certificates for the Halis Shares duly endorsed for transfer to the Company and the Company shall deliver one or more certificates for the HW Shares to Investor in accordance with Investor's instructions.

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                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Investor that:

         2.1 DUE ORGANIZATION; ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all necessary power and authority (i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and in the manner in which its assets are proposed to be owned and used; and (iii) to perform its obligations under this Agreement. The Company is qualified, authorized, registered or licensed to do business as a foreign corporation in all jurisdictions where such qualification, authorization, registration or license is required, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

         2.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to sell and issue the HW Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

         2.3 CAPITALIZATION. The authorized stock of the Company consists of a total of 14,285,715 authorized shares of common stock, of which no more than 4,250,000 shares, not including shares which may have been issued to Halis, will be issued and outstanding at the Closing and a total of 1,428,571 authorized shares of preferred stock, of which no more than 20,833 shares of Series H Convertible Preferred Stock will be issued and outstanding at the Closing. The outstanding shares of Common Stock have been duly authorized and validly issued, and are or will be when issued fully paid and nonassessable.

         2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, the authorization, sale, issuance and delivery of the HW Shares, and the performance of all the Company's obligations hereunder has been taken or will be taken prior to Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company. The HW Shares and Option Shares, when issued in compliance with the provisions of this Agreement, will be validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid and nonassessable. The HW Shares and Option Shares will be free of any liens or encumbrances and are not subject to any preemptive rights.

         2.5 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) The Company has delivered to Investor accurate and complete copies (excluding copies of exhibits) of its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, and of a Prospectus dated June 30, 1997, filed by the Company with the Securities and Exchange Commission (the "SEC") (the "Company SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing):

                           (i) each of the Company SEC Documents complied in all
                  material respects with the applicable requirements of the federal Securities Act of 1933, as amended, (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act") (as the case may be); and

                           (ii) none of the Company SEC Documents contained any
                  untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements contained in the Company SEC
         Documents:

                           (i) were prepared in accordance with generally
                  accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude; and

                           (ii) fairly present the financial position of the
                  Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby.

         2.6 ABSENCE OF CHANGES. Since June 30, 1997:

                  (a) the Company has not sold, exchanged or otherwise disposed of any material assets or rights or entered into any transaction which was not in the ordinary course of business, except for the Letter of Intent and Subscription and Purchase Agreement entered into with Halis;

                  (b) there has been no materially adverse change in the condition (financial or otherwise), of the business, property, assets or liabilities of the

         Company other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse; and

                  (c) to the best knowledge of the Company, there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets or business of the Company (as now conducted or as presently proposed to be conducted).

         2.7 LITIGATION. There is no action, suit, proceeding at law or in equity by any person or entity, or any arbitration, or any administrative or other proceeding by or before any governmental or other instrumentality or agency pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its properties, assets or rights which could have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

         2.8 EXTENSION OF DEBENTURES. Prior to the Closing the Company shall have obtained from the holders of the Company's 10% Convertible Senior Debentures Due 1997 agreements extending the due date of such Debentures from September 1, 1997 to March 1, 1998.

         2.9 HIGH RISK INVESTMENT; TRANSFER OF HALIS SHARES. The Company is aware that an investment in the Halis Shares involves substantial risks and should be considered only by a person able to withstand a total loss of such investment. Further, while the Halis Shares, including any shares acquired upon the exercise of the Option, will be transferred to the Company pursuant to an effective registration under the 1933 Act, the Company understands that any subsequent transfer or distribution of the Halis Shares by the Company may be subject to Rule 144 promulgated by the SEC since Paul Harrison, a director of the Company, is an affiliate and significant beneficial owner of securities of Investor and of Halis. The Company represents and warrants that it will comply with all applicable federal and state securities laws in connection with any transfer or distribution of the Halis Shares, including any shares acquired upon the exercise of the Option.


                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         Investor represents and warrants that:

         3.1 HIGH RISK INVESTMENT. The Investor is aware that investment in the HW Shares and Option Shares involves substantial risks. The Investor represents that Investor understands that an investment in this offering should be considered only by a person able to withstand a total loss of such investment.

         3.2 AUTHORIZATION. All action on the part of the Investor necessary for the authorization, execution, delivery and performance by the Investor of this Agreement, the

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sale, issuance and delivery of the Halis Shares, and the performance of all the
Investor's obligations hereunder has been taken or will be taken prior to closing. This Agreement, when executed and delivered by the Investor, shall constitute a valid and binding obligation of the Investor. The Halis Shares, when delivered in compliance with the provisions of this Agreement, will be validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid and nonassessable. The Halis Shares will be free of any liens or encumbrances and are not subject to any preemptive rights.

         3.3 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Investor has delivered to the Company accurate and complete copies (excluding copies of exhibits) of the Halis Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, and of a Prospectus dated August 22, 1997, filed by Halis with the SEC (the "Halis SEC Documents"). To Investor's best knowledge and belief, as of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing):

                           (i) each of the Halis SEC Documents complied in all
                  material respects with the applicable requirements of the federal 1933 Act, or the 1934 Act (as the case may be); and

                           (ii) none of the Halis SEC Documents contained any
                  untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements contained in the Halis SEC
         Documents:

                           (i) were prepared in accordance with generally
                  accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude; and

                           (ii) fairly present the financial position of Halis
                  as of the respective dates thereof and the results of operations of Halis for the periods covered thereby.

         3.4 ABSENCE OF CHANGES. Except as disclosed in the HALIS SEC Documents, to Investor's best knowledge and belief, since June 30, 1997:

                  (a) Halis has not sold, exchanged or otherwise disposed of any material assets or rights;

                  (b) there has been no materially adverse change in the condition (financial or otherwise), of the business, property, assets or liabilities of Halis other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse; and

                  (c) to the best knowledge of the Investor, there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets or business of Halis (as now conducted or as presently proposed to be conducted).

         3.5 LITIGATION. To Investor's best knowledge and belief, and except as disclosed in the Halis SEC Documents, there is no action, suit, proceeding at law or in equity by any person or entity, or any arbitration, or any administrative or other proceeding by or before any governmental or other instrumentality or agency pending, or, to the knowledge of the Investor, threatened, against or affecting Halis or any of its properties, assets or rights which could have a material adverse effect on Halis' business, condition, assets, liabilities, operations, financial performance or prospects.

         3.6 NASD MATTERS. Neither the Investor nor any corporation or organization of which Investor is an officer or partner, any corporation or organization of which Investor, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities, any trust or other estate in which Investor has a substantial beneficial interest or as to which Investor serves as trustee or in a similar fiduciary capacity is a member of the National Association of Securities Dealers, Inc. ("NASD"), is affiliated with a member of the NASD or is a person associated with a member of the NASD, it being understood that affiliation or association includes ownership of 5% or more of the equity securities of any such member.

         3.7 REGISTRATION OF HALIS SHARES. The Halis Shares to be exchanged for the HW Shares, including the Halis Shares which may be exchanged for HW Shares upon exercise of the Option, are subject to an effective Registration Statement under the 1933 Act and will be transferred to the Company pursuant to such Registration Statement and will not be "restricted" shares as defined in Rule 144 promulgated by the SEC. Any resale of the Halis Shares by HealthWatch will, however, be subject to Rule 144 since Paul Harrison, a director of the Company, is an affiliate and significant owner of securities of Investor and of Halis.


                                    ARTICLE 4

             FEDERAL AND OTHER SECURITIES LAWS; REGISTRATION RIGHTS

         4.1 INVESTMENT REPRESENTATIONS AND WARRANTIES. Investor further represents and warrants that:

                  (a) Investment Experience. The Investor represents that Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment, and has the ability to bear the economic risks of the investment and to make an informed investment decision with respect thereto. The Investor further represents that Investor has had, during the course of the transaction and prior to the purchase of the HW Shares, the opportunity to ask questions of and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to or to which Investor had access.

                  (b) Acquisition for Investment for Investor's Own Account. This Agreement is made with the Investor in reliance upon Investor's representation to the Company, which by its acceptance hereof the Investor hereby confirms that the HW Shares and Option Shares will be acquired for investment for Investor's own account, not as a nominee or agent and not with a view to the sale or distribution of any part thereof. Any resales of the Shares and Option Shares will be in conformity with applicable law. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement, or arrangement with any person in violation of any federal or state law to sell, transfer, or grant participations to such person, or to any third person, with respect to the HW Shares or Option Shares. Investor realizes that the basis for the exemption from the registration requirements of the 1933 Act relied upon by the Company in connection with the offering, may not be present if, notwithstanding such representation, the Investor has in mind merely acquiring the HW Shares for a fixed or determinable period and selling them in the future, and Investor hereby confirms the absence of any such intention.

                  (c) Transfer or Disposition of HW Shares and Option Shares. The Investor understands that the HW Shares and Option Shares may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act, and that in the absence of an effective registration statement, or an exemption from such registration requirements, such securities must be held indefinitely. The Investor represents that, in the absence of an effective registration statement, it will sell, transfer, or otherwise dispose of such securities only in a manner consistent with the representations set forth herein and in accordance with the provisions of this Agreement.

         4.2 CERTIFICATE LEGENDS. The Investor agrees that all certificates evidencing the HW Shares and Option Shares shall bear a legend in substantially the following form, and by which the Investor agrees to be bound:

         THE SECURITY DESCRIBED HEREIN HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE SECURITIES LAWS

         OF ANY STATE. NO SALE OR DISTRIBUTION OF THIS SECURITY MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AND APPLICABLE STATE BLUE SKY LAWS.

         4.3 STOP TRANSFER INSTRUCTION. The Company shall make a notation regarding the restrictions on transfer of the HW Shares in its stock books, and the Company shall not be required to transfer on its books any of such securities that have been sold or transferred in violation of any of the provisions of this Agreement, or to treat as the owner of such securities any transferee to whom such securities have been so transferred.

         4.4 REGISTRATION. At anytime after June 30, 1998, the Company will promptly, upon request of Investor, take all necessary steps to register, or qualify, under the 1933 Act and the securities laws of such states as the Investor may reasonably request, the HW Shares and Option Shares, provided, however, that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified. The Company shall be obligated to prepare, file and cause to become effective only one registration statement pursuant to this Section 4.4 and to pay all costs and expenses associated with such registration statement as provided in Section 4.5. The Company shall, at its expense, keep effective and maintain any registration, qualification, notification or approval specified in this Section 4.4 for a period of up to two years.

         4.5 EXPENSES. With respect to the inclusion of securities in a registration statement pursuant to Section 4.4, except as provided in the next succeeding sentence, the Company shall bear all fees, costs and expenses including, without limitation: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the Investor, underwriting discounts and commissions, and transfer taxes for Investor and any other expenses relating to the sale of securities by the Investor not expressly included above shall be borne by the Investor.

         4.6 INDEMNIFICATION. The Company hereby indemnifies the Investor and all officers and directors, if any, who control Investor, within the meaning of
Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by or arising from (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by Investor expressly for use therein; and Investor by Investor's acceptance hereof agrees that it will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or alleged untrue statement, omission or alleged omission contained in information furnished in writing to the Company by Investor expressly for use therein.


                                    ARTICLE 5

               CONDITIONS TO INVESTOR'S OBLIGATIONS AT THE CLOSING

         The obligations of the Investor under Section 1.2 of this Agreement are subject to the fulfillment on or before the Closings of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained in Article 2 shall be true on and as of the Closing with the same force and effect as if they had been made on the date thereof.

         5.2 PERFORMANCE. The Company shall have conformed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing.

         5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of any state, that are required in connection with the lawful issuance and sale of the HW Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

         5.4 NASDAQ LISTING. Immediately following the exchange of the HW Shares and Halis Shares pursuant to this and other similar Subscription and Purchase Agreements, the Company's net worth shall be in excess of $2,000,000, which amount is sufficient to meet the current maintenance requirements for the Company's Common Stock on the Nasdaq Small Cap Market.

         5.5 DELIVERY OF CERTIFICATES. The Investor shall have received one or more certificates representing the HW Shares.


                                    ARTICLE 6

               CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING

         The obligations of the Company under Section 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions as to the Investor:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE ON THE CLOSING. The representations and warranties of Investor contained in Articles 3 and 4 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing.

         6.2 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of any state that are required in connection with the lawful issuance and sale of the Halis Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

         6.3 PAYMENT OF PURCHASE PRICE. Investor shall have delivered to the Company the total consideration for the Halis Shares which the Investor is to deliver at the Closing.


                                    ARTICLE 7

                                     OPTION

         7.1 OPTION. Investor is entitled, subject to the terms and conditions hereinafter set forth, to acquire from the Company up to 1,600,000 shares of its Common Stock (the "Option Shares"), upon presentation of the Subscription Form (Exhibit B hereto) duly executed, at the principal office of the Company or at such other office as shall have heretofore been designated by the Company, upon exchange in payment therefor of one share of Halis Common Stock for every four shares of the Company's Common Stock being so purchased. The term of this Option shall commence on the closing date and terminate if not exercised prior thereto, at 5:00 p.m. California time on April 10, 1998. This Option may be exercised only to the extent that the percentage of the Company's outstanding shares of Common Stock immediately following any such exercise beneficially owned by Investor, Halis and all officers, directors and affiliates of either Investor or Halis, not including any shares subject to this Option, does not exceed 48%.

         7.2 OPTION TERMS. This Option is subject to the following terms and conditions:

         a. The purchase rights represented by this Option are exercisable at the option of Investor, in whole at any time, or in part from time to time (but not as to a fractional share of stock).

         b. The purchase price for each security purchasable pursuant to the exercise of this Option shall be one fourth (1/4th) of a share of Halis Common Stock per share of the Company's Common Stock to be acquired, such price being sometimes hereinafter referred to as the "Base Purchase Price". The Base Purchase Price and, from time to time, the number of securities subject to purchase hereunder are subject to adjustment in certain circumstances provided for below, and the Base Purchase Price, as it may be adjusted from time to time, is hereinafter referred to as the "Purchase Price".

                  (i) In case either the Company or Halis shall (1) pay a dividend in shares of its capital stock (other than an issuance of shares of capital stock to holders of Common Stock who have elected to receive a dividend in shares in lieu of cash), (2) subdivide its outstanding shares of Common Stock, (3) change its capital stock into the same or a different number of shares of any class or classes of stock, (4) reduce, consolidate or combine its outstanding shares of Common Stock into a smaller number of shares, or (5) issue by reclassification of its shares of Common Stock any shares of the Company or Halis, as the case may be, the Purchase Price in effect immediately prior thereto shall be adjusted to that amount as reasonably determined by the Company's Board of Directors to fairly protect the rights of the Investor hereunder.

                  (b) If at any time or from time to time there shall be a capital reorganization of the stock of the Company (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere herein) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, provision shall be made as reasonably determined by the Company's Board of Directors so that the Investor shall thereafter be entitled to receive upon exercise of this Option, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of stock deliverable upon exercise of this Option would have been entitled on such capital reorganization, merger, consolidation or sale. If at any time or from time to time there shall be a capital reorganization of the stock of Halis (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere herein) or a merger or consolidation of Halis whether into another corporation, or the sale of all or substantially all of Halis' properties and assets to any other person, this Option shall terminate unless, in the sole discretion of the Company's Board of Directors, adjustment in the Purchase Price can be made which reasonably protects both the rights of the Company and the Investor hereunder. In the event that the Company's Board of Directors believes that such an adjustment can be made, the Purchase Price shall be as reasonably determined by the Board of Directors in connection therewith.

        3. Exercise of this Option shall be made by the surrender hereof by the Investor to the Company at its principal office together with (a) the attached Subscription Form designating the number of shares of Common Stock being purchased, and (b) a certificate of common stock duly endorsed for transfer to the Company representing the Halis Shares of Common Stock to be exchanged for the Company's Shares of Common Stock. The Company shall thereafter promptly (in any event within seven (7) business days after such exercise) issue certificates for securities of the Company purchased at the Purchase Price in effect at the time of such exercise. The Investor shall be deemed to be the record owner of such securities as of the close of business on the date of such exercise. The Investor shall not be entitled to receive a fractional share, but in lieu thereof the Company shall pay in cash an amount equal to the market value of such fractional share if the stock has a market value, or if not, the book value of such fractional share.


                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or the Investor, as the case may be.

         8.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and no party shall be liable or bound to another party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         8.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Georgia without regard to principles of conflicts of laws.

         8.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or seven (7) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at 2445 Cades Way, Vista, California 92083, and to the Investor at the address specified below or at such other address as a party may designate by ten (10) days' advance written notice to the other party.

         8.6 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the offering, and Investor shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

         8.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

         8.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Entered into as of the 10th day of October, 1997.


                                     PAUL HARRISON ENTERPRISES, INC.


                                     By /s/ Paul Harrison
                                        ---------------------------------------
                                            Its President

                                     3390 Peachtree Road N.E.
                                     Suite 100
                                     Lenox Towers
                                     Atlanta, Georgia  30326
                                     (Mailing Address)


                                     HEALTHWATCH, INC.


                                     By:
                                        ---------------------------------------
                                            Its
                                                -------------------------------

                                    EXHIBIT A

                          ----------------------------

                                SUBSCRIPTION FORM

               To be signed only upon exercise of Option

         The undersigned hereby irrevocably elects to exercise the purchase right represented by the Option described in Article 7 of the Subscription and Purchase Agreement dated October 10, 1997 between the undersigned and HealthWatch, Inc. for and to purchase thereunder, __________ of the shares of Common Stock of HealthWatch, Inc., to which such Option relates, and herewith makes payment therefor by the exchange and transfer to HealthWatch, Inc. of _________ shares of the Common Stock of Halis, Inc. and requests that the certificates for such shares be issued in the name of, and be delivered to, ________________, the address for which is set forth below the signature of the undersigned.

Dated:
      -------------------

                                         ---------------------------------------
                                         (Signature)

                                         ---------------------------------------


                                         ---------------------------------------
                                         (Address)

                                         ---------------------------------------